Exhibit 10.26

EMPLOYMENT AGREEMENT

This EMPLOYMENT Agreement (this “Agreement”) is made and entered into as of                     , 2006 (the “Effective Date”), by and between Dickie Walker Marine, Inc., a Delaware corporation (“DWMA”), having an office at 100 Wall Street, 15th Floor,, New York, New York 10005 and Javier Vidrio, whose address is 315 Poppy Circle, Oceanside, CA 92057 (“Employee”).

WHEREAS, DWMA desires to engage Employee, and Employee agrees to be employed, to provide certain services to DWMA as described herein;

NOW, THEREFORE, in consideration of the promises and mutual agreements herein, Employee and DWMA agree to the following terms and conditions:

1.	Services. DWMA hereby employs Employee, and Employee agrees to be employed, on the terms and conditions set forth in this Agreement to perform services to DWMA. The services to be performed will be calculated to assist DWMA in winding up the business previously conducted by DWMA, and will include collection of accounts receivable, obtaining refunds of prepaid deposits, handling accounts payable that resulted from the prior business, coordinating communications with DWMA that pertain to the prior business or operations of DWMA, including forwarding mail and other communications to the appropriate personnel at DWMA (the “Services”). Employee is solely responsible for determining the manner in which the Services are to be accomplished, provided that Employee shall undertake and accomplish the Services in accordance with standards acceptable to DWMA. In carrying out the Services, Employee shall maintain liaison with such DWMA personnel as DWMA may designate (the “Liaison”). Employee shall work a minimum of twenty (20) hours per week.

2.	Compensation. In consideration of the Services to be provided by Employee, DWMA shall pay to Employee during each of the six months in the Term of this Agreement at the minimum wage rate in effect in the State of California, which is currently $6.75 per hour. Payment shall be made on the first business day of each month in the term hereof.

3.	Benefits. DWMA will maintain the company’s existing health insurance policy provided by Blue Shield (“Policy”) for a period of six months. DWMA will provide coverage under the Policy for Employee and will pay premiums due under that Policy for Employee’s coverage up to $300 per month and will deduct such payments from the wages provided for in Section 2 above.

4.	Expense Reimbursement. DWMA shall reimburse Employee for all actual, authorized, out-of-pocket costs or expenses incurred by Employee in connection with Employee’s Services within thirty (30) days of DWMA’s receipt of appropriate documentation. Any expenses must be pre-approved in writing by the DWMA Liaison.

5.	Employee’s Covenants. Employee covenants to DWMA as follows:

5.1.	Employee will comply at all times with all applicable laws and regulations of any jurisdiction in which Employee acts;

5.2.	Employee will comply with all applicable DWMA policies and standards and shall carry out the Services in a manner consistent with the ethical and professional standards of DWMA;

5.3.	Employee will comply at all times with all security provisions in effect from time to time at DWMA’s premises, with respect to access to premises, and all materials belonging to DWMA. Employee agrees that if Services are to be performed on the premises or facilities of DWMA, then Employee shall be allowed access only during the period established by the occupant of such premises or facilities as the normal work hours of its employees at such premises or facilities.

6.	Confidential Information.

6.1.	During the course of carrying out the Services, Employee may have access to information that relates to DWMA’s past, present, or future research, development, or business activities and any proprietary products, materials, services, or technical knowledge that is regarded and treated as confidential by DWMA (collectively, the “Confidential Information”). In connection therewith, the following subsections shall apply:

6.1.1.	The Confidential Information may be used by Employee only to assist Employee’s performance of the Services;

6.1.2.	Employee will protect the confidentiality of the Confidential Information according to standards that are at least as high as those employed by DWMA. Access to the Confidential Information shall be restricted to Employee, and Employee shall not disclose Confidential Information to any third party;

6.1.3.	The Confidential Information may not be copied or reproduced without DWMA’s prior written consent;

6.1.4.	Unless otherwise expressly authorized in writing by DWMA, all Confidential Information made available to Employee, including copies thereof, shall be returned to DWMA upon the first to occur of (i) termination of this Agreement or (ii) request by DWMA;

6.1.5.	Nothing in this Agreement shall prohibit or limit Employee’s use of information (including, but not limited to, ideas, concepts, know-how, techniques, and methodology) (i) previously known to him, (ii) independently developed by him, (iii) acquired by him from a third party which is not, to Employee’s knowledge, under an obligation to DWMA not to disclose such information, or (iv) which is or becomes publicly available through no breach by Employee of this Agreement;

6.1.6.	Nothing in the Agreement shall be construed to grant to Employee any rights or licenses to use the Confidential Information;

6.1.7.	The obligations in this Section 6 shall not restrict any disclosure pursuant to any applicable law or by order of any court or government agency; provided that (i) Employee shall give prompt notice (and in any event prior to any disclosure) to DWMA of such order, (ii) Employee shall cooperate with DWMA at DWMA’s expense in resisting such disclosure or seeking suitable protections prior to such disclosure and (iii) Employee shall disclose only such Confidential Information as Employee is compelled to disclose; and

6.1.8.	Notwithstanding anything to the contrary contained in this Agreement, the terms and conditions of this Section 6 shall survive for a period of four (4) years after the termination or expiration of this Agreement or such longer period as necessary to maintain the trade secret status of any Confidential Information.

7.	Term. This Agreement shall commence on the Effective Date and shall continue in full force and effect for six months from of the Effective Date (“Termination Date”) unless it is sooner terminated in accordance with the provisions of this Agreement.

8.	Termination.

8.1.	Either party may terminate this Agreement prior to the Termination Date for cause (“Cause”). Cause for termination exists if a party commits a material breach of this Agreement which remains uncured after thirty (30) days’ written notice thereof. Termination shall be effective at close of business on the last date of the cure period.

8.2.	Upon termination of this Agreement, Employee will cease all performance of the Services and all activities on behalf of DWMA and shall promptly deliver to DWMA, without cost to DWMA and retaining no copies thereof or means of access thereto, all Confidential Information in Employee’s possession or control, including without limitation Confidential Information developed by Employee under this Agreement.

9.	Entire Agreement. This Agreement sets forth the entire intent and understanding of the parties hereto on the subject matter hereof and supersedes any other agreements or understandings. It may be amended only by a writing duly signed by both of the parties hereto.

10.	Notices. Any notice or other communication given pursuant to this Agreement shall be in writing and shall be effective either when delivered personally to the party for whom intended, or five (5) days following deposit of the same into the United States mail (certified mail, return receipt requested, or first class postage prepaid), addressed to such party at the address set forth on the initial page of this Agreement. Either party may designate a different address by notice to the other given in accordance with this provision.

11.	Nonassignability. This Agreement is not assignable by Employee without the prior written consent of DWMA.

12.	Governing Law. This Agreement will be deemed to have been executed and delivered in the State of California and it will be governed by and construed in accordance with the laws of California without resort to its conflicts of law rules.

Each intending to be bound to the other, DWMA and Employee have caused this Agreement to be executed.

Agreed and accepted:

DICKIE WALKER MARINE, INC.

By

Printed Name

Title

Date of Signature

EMPLOYEE

Javier Vidrio

Date of Signature

4